EXHIBIT 21.1


Subsidiaries of Corzon, Inc.:
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1.   B4B Communications, Limited, a corporation formed under the laws of England and Wales
2.   Hartan, Inc., a Texas corporation
3.   Harvest Restaurants, Inc., a Texas corporation
4.   Cluckers Restaurants, Inc., a Texas corporation
5.   Harvest Rotisserie on Tezel, Inc., a Texas corporation
6.   Red Lion Food Court, Inc., a Texas corporation

Subsidiaries of Hartan, Inc.:
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1.   That Chicken Place, Inc., a Georgia corporation
2.   Tanner's/Vinings, Inc., a Georgia corporation
3.   Tanner's Oaks, Inc., a Georgia corporation
4.   Tanner's Spalding, Inc., a Georgia corporation
5.   Tanner's Mill, Inc., a Georgia corporation
6.   Tanner's - Lawrenceville, Inc., a Georgia corporation
7.   Tanner's - Tucker, Inc, a Georgia corporation
8.   Northwest Store, Inc., a Georgia corporation
9.   Tanner's Lilburn, Inc., a Georgia corporation
10.  Tanner's Catering, Inc., a Georgia corporation
11.  Central Administration, Inc., a Georgia corporation